                                                                  EXHIBIT 10.5

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into as of June 2, 1999, by and between ENDLESS YOUTH PRODUCTS, INC., A NEVADA CORPORATION ("COMPANY"), and NEAL K. WALLACH ("EMPLOYEE"), to amend and restate the Employment Agreement dated as of July 31, 1996 betwen the Company and Employee, and is entered into with reference to the following facts:

     Company and Employee wish to enter into this Agreement to assure Company of the services of Employee and to set forth the rights and duties of the parties.

     NOW THEREFORE, the parties agree as follows:

     1.    EMPLOYMENT.

           (a) Company hereby employs Employee as its Chief Executive Officer, and Employee hereby accepts and agrees to said employment by the Company for the purpose of rendering on behalf of Company services as a Chief Executive Officer, upon the terms and conditions set forth herein.

           (b) Employee shall perform such services and duties with the Company as are usually associated with the position of Chief Executive Officer and as otherwise decided upon by the Board of Directors of the Company. Employee shall report directly to the Board of Directors of Company. Employee further agrees that, except during vacation periods or in accordance with Company's personnel policies covering leaves of absence and reasonable periods of illness or other incapacitation, Employee shall devote sufficient time and services to the business and interests of the Company. Employee shall also be permitted to serve on the boards of directors of other business corporations and may participate in charitable, cultural, professional, civic and business association activities. Employee shall perform the duties of his position and those assigned to him by the Company's Board of Directors with fidelity, to the best of his ability, in the best interests of the Company, in a professional manner and at all times in compliance with all laws, rules and regulations. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement. Additionally, Employee agrees to comply with corporate policies, standards and regulations adopted by the Company from time to time to the extent the same are reasonable and not in violation of law.

     2. TERM OF EMPLOYMENT. Employee's term ("TERM") of employment by the Company as set forth herein shall commence as of the date of this Agreement, June 2, 1999 (the "EFFECTIVE DATE") and shall continue thereafter for a period of five years unless otherwise terminated pursuant to the provisions of Section 7 below. Notwithstanding the foregoing, upon expiration of each year of the Term, the Term shall automatically be renewed, upon the same terms and conditions contained herein, for consecutive periods of one year each (a "RENEWAL TERM"), such that there shall be at all such times five years remaining in the Term, unless and until either party elects not to so renew this Agreement by delivering written notice to the other party not less than thirty (30) days prior to the expiration of the then year of the Term, or any then existing

Renewal Term, as the case may be. Nothing in this Section shall be deemed or construed as limiting or waiving any of the rights of Company or Employee set forth in Section 7.

     3.    COMPENSATION.

           (a) FIXED COMPENSATION - Upon the Effective Date, the Company shall pay Employee a base salary ("BASE SALARY") at the annual rate equal to One Hundred Twenty Thousand Dollars ($120,000). Employee's Base Salary shall be paid pursuant to Company's normal payroll practices. Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes, and for any other federal, state or local charge and/or tax which may now be in effect or is hereafter enacted or required as a charge on the compensation of Employee. Employee has the option to take all or part of his monthly salary in stock of the Company to be valued at the average "Bid" price of the shares for such period.

           (b) CONTINGENT COMPENSATION - In addition to Base Salary, Employee shall be paid, as additional compensation, a bonus based upon the annual gross operating income of Company during each 12 month period during the Term in accordance with the schedule attached hereto as Schedule 1 and made a part hereof.

           (c) BENEFITS - Employee shall be entitled to the following benefits provided by the Company: (i) a suitable office and furnishings commensurate with Employee's position and such related facilities as are necessary for the performance of Employee's duties,(ii) life, medical, accident and dental insurance, and any short term, long-term or permanent disability programs and plans, providing coverage on terms no less beneficial than those afforded other senior executives employed by the Company, (iii) an automobile allowance (which includes lease payment, insurance, repairs, gasoline) in the amount of $1000 per month, (iv) membership dues in an athletic and country club facility of Employee's choice (v) five weeks of paid vacation per year, and (vi) minimum three weeks paid sick-leave for illness (additional paid sick leave shall be afforded to Employee for any illness). Any unused vacation or minimum three week sick-leave period may be carried over from year to year hereunder and all such unused vacation and/or sick leave at the end of the Term shall not be forfeited by Employee but Employee shall be paid for such vacation and/or sick leave by Company based upon Employee's then current Base Salary. Employee acknowledges and agrees that some of the benefits provided to Employee by Company hereunder may be taxable to Employee, and that Company may be required to make payroll withholdings in respect of such taxable benefits.

           (d) BONUSES - Employee shall be entitled to receive bonuses from time to time in such amounts, as the Company's Board of Directors may determine in its sole and absolute discretion.

     4. EMPLOYEE EXPENSES. Subject to Company's prior approval, and upon submission of a detailed accounting supported by receipts, Company shall reimburse Employee for all expenses incurred by Employee at Company's specific request or as are reasonably incurred in the performance of Employee's duties herein described. Company shall pay Employee a monthly amount up to $2000 to defray expenses of hotel/food, if Employee performs Company business in the best interest of the Company at a facility separate from Company's corporate office for extended periods of time.

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

     5.    TERMINATION.

           (a) Company may terminate this Agreement and Employee's employment at any time prior to the expiration of the Term or any Renewal Term for cause. For the purposes of this Agreement, "CAUSE" shall mean:

                (i) Employee's continued willful and habitual neglect of his duties following notification of such neglect by Company's Board of Directors and failure by Employee to cure such neglect within 30 days after such notification.

                (ii) Employee's conviction, after the date hereof, of a felony which, by its nature, would materially injure the reputation of Company as determined by Company's Board of Directors acting in good faith and upon reasonable grounds.

                (iii)  Death of the Employee.

           (b) Company shall have no right to terminate Employee's employment for any reason other than for cause as defined hereinabove.

           (c) At any time during the Term or any Renewal Term, and notwithstanding anything to the contrary contained herein (including the length of time of the Term or a Renewal Term), Employee may terminate this Agreement for any reason whatsoever, with or without cause, upon thirty (30) days written notice to Company.

           (d) If during the term of this Agreement, there shall be a change in control of the Company, and Employee elects to terminate this agreement pursuant to Section 5(b) within 30 days after such change in control, then the Employee shall be entitled to receive a cash termination payment equal to ten times the Base Salary. Such payment shall be made in cash within 10 days after Employee notifies the Company of his election to terminate. A "CHANGE IN CONTROL" shall be demed to occur if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under such Act) of 20 percent or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company.

     6. REASONABLENESS. The parties recognize that this Agreement contains conditions, covenants, and time limitations that are reasonably required for the protection of the confidential information, trade secrets and business of the parties or a particular party. If any limitation, covenant or condition shall be deemed to be unreasonable and unenforceable by a court or arbitrator of competent jurisdiction, then this Agreement shall thereupon be deemed to be amended to provide for modification of such limitation, covenant and/or condition to such extent as the court or arbitrator shall find to be reasonable and such modification shall not affect the remainder of this Agreement.

     7. RESTRICTIONS. Employee covenants not to disclose to or use with any third party, any technical, commercial, financial, legal or other information of a confidential nature obtained about the

Company during the course of the Employee's employment, except for such information, if any, which becomes part of the public record.

     8. INDEMNIFICATION. Subject to the provisions of all applicable laws, the Company, hereby agrees to indemnify and save the Employee harmless from and against all reasonable costs, charges and expenses including, without limitation, (i) any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which the Employee is made a party by reason of having been a director or officer of the Company and (ii) all reasonable fees and disbursements of attorneys and other advisors incurred by Employee by reason of his having been a director or officer of the Company. To the extent permitted by applicable law, the Company will do, execute, file, or will cause to be done, executed and filed, all such further acts, documents and things as the Employee may reasonably require for purposes of giving effect to the provisions of this Section including, without limitation, the amendment of any and all certificates of Incorporation and by-laws of the Company to comply with all applicable laws. The Company hereby represents and warrants that the provisions of this Section do not violate or conflict with any such applicable laws or the respective Certificate of Incorporation and by-laws of the Company.

     9. REMEDIES. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy given hereunder or hereafter existing at law or in equity. The election of any one or more remedies by any party shall not constitute a waiver of the right to pursue other available remedies.

     10. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     11. BINDING AGREEMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding on their successors and assigns. Notwithstanding the foregoing, Employee may not assign his rights or obligations hereunder.

     12. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of the Company, or at such other address as either party may hereafter designate in writing to the other. All notices shall be in writing and shall be delivered personally, sent by United States certified or registered mail, return receipt requested, first class postage prepaid, or by private messenger or courier service. Any such notice shall be deemed to have been received on the earlier of (i) five (5) business days after it is mailed or (ii) the date it is actually received.

     13. WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

     14. TITLE AND HEADINGS. Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect the provisions of it.

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

     15. ATTORNEYS' FEES AND COSTS OF LITIGATION. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and attorneys' fees actually incurred by the successful party (including, without limitation, the costs, expenses and attorneys fees on any appeal) and if the successful party shall recover a judgment in any such action or proceeding, the costs, expenses and attorneys' fees shall be included as part of the judgment.

     16. GOVERNING LAW. The parties hereto agree that it is their intention and covenant that this Agreement and performance under it, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of Nevada, and that in any action, special proceeding, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     17. ENTIRE AGREEMENT. No party has made any representations, warranties, covenants or promises relating to the subject matter of this Agreement except as set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect. This Agreement constitutes the entire agreement of the parties relative to the subject matter hereof.

     18. AMENDMENTS. This Agreement may not be amended, modified or altered except by a written instrument executed by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"COMPANY"                              ENDLESS YOUTH PRODUCTS, INC., A
                                       NEVADA CORPORATION


                                       BY:  /s/ Neal K. Wallach
                                           -----------------------------------
                                       NAME:  Neal K. Wallach
                                       TITLE: Chief Executive Officer


"EMPLOYEE"

                                        /s/ Neal K. Wallach
                                       ---------------------------------------
                                       NEAL K. WALLACH






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

                                  SCHEDULE "1"

                              BONUS TO NEAL WALLACH

Annual Gross Operating Income                    Bonus
-----------------------------                    -----
$1,000,000 - $1,499,999                          $84,000

$1,500,000 - $1,999,999                          $144,000

$2,000,000 - $2,999,999                          $174,000

$3,000,000 - $3,999,999                          $264,000

$4,000,000 - $4,999,999                          $354,000

$5,000,000 - $5,999,999                          $454,000

$6,000,000 - $6,999,999                          $524,000

$7,000,000 - $7,999,999                          $594,000

$8,000,000 - $8,999,999                          $684,000

$9,000,000 - $9,999,999                          $764,000

$10,000,000 - $10,999,999                        $824,000

$11,000,000 - $11,999,999                        $874,000

$12,000,000 - $12,999,999                        $1,004,000

$13,000,000 - $13,999,999                        $1,104,000

$14,000,000 - $14,999,999                        $1,204,000

$15,000,000 - $15,999,999                        $1,304,000

$16,000,000 - $16,999,999                        $1,404,000

$17,000,000 - $17,999,999                        $1,504,000

$18,000,000 - $18,999,999                        $1,604,000

$19,000,000 - $19,999,999                        $1,704,000

$20,000,000 - $23,399,999                        $1,804,000

$24,000,000 - $26,999,999                        $2,104,000

$27,000,000 - $29,999,999                        $2,704,000

$30,000,000                                      $2,804,000

For each $1,000,000 over $30,000,000, said bonus to increase by $100,000




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